MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302) 658-9200

(302) 658-3989 FAX

July 30, 2026

Putnam Funds Trust,

on behalf of Putnam Mortgage Opportunities Fund

Re:  Putnam ETF Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Putnam ETF Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of Shares of Franklin Multisector Bond ETF (the “Acquiring Fund”), a series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 20, 2021 (the “Governing Instrument”).

We understand that, pursuant to an Agreement and Plan of Reorganization (“Plan”) to be entered into by and between the Trust, on behalf of the Acquiring Fund, and Putnam Funds Trust, a Massachusetts business trust (the “Target Trust”), on behalf of Putnam Mortgage Opportunities Fund (the “Target Fund”), a series of the Target Trust, and subject to the conditions set forth therein, Shares of the Acquiring Fund will be issued to the Target Fund, and in turn the Target Fund will distribute such Shares to the shareholders of the Target Fund in connection with the liquidation and termination of the Target Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Registration Statement under the Securities Act of 1933 on Form N-14 of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) to which a form of the Plan is attached as an appendix; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 22, 2020 (the “Certificate of Trust”); the Governing Instrument; the Amended and Restated By-laws of the Trust effective as of June 23, 2023 (the “Bylaws”); the Agreement and Declaration of Trust of the Trust dated as of December 21, 2020 (the “Initial Governing Instrument”); resolutions adopted by the Trustees of the Trust relating to, inter alia, the creation of the Acquiring Fund and the approval and authorization of the Plan by the Trustees of the Trust and the issuance of Shares pursuant thereto (the “Resolutions” and together with the Governing Instrument, the Bylaws and the Registration Statement, the

Putnam Funds Trust, on behalf of Putnam Mortgage Opportunities Fund

July 30, 2026

“Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent set forth in our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) that the Plan has been completed to include all required information and will be in substantially the form presented to the Trustees; (iii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption of the Resolutions by the Trustees of the Trust prior to the date hereof and the due execution and delivery of the Plan prior to the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iv) the payment of consideration for Shares, and the application of such consideration, as provided in the Initial Governing Instrument, the Governing Documents and the Plan, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan (including any required approval of the reorganization by the requisite vote of the shareholders of the Target Fund) and compliance with all other terms, conditions and restrictions set forth in the Initial Governing Instrument, the Plan and the Governing Documents, as applicable, in connection with the issuance of Shares (including the taking of all appropriate action by the Trustees to designate the Acquiring Fund as a Series of the Trust and to designate Shares to be issued under the Plan and the rights and preferences attributable thereto prior to the issuance thereof); (v) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (vi) that no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund or the Trust under the Initial Governing Instrument or the Governing Instrument, as applicable, or the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (viii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Act; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Putnam Funds Trust, on behalf of Putnam Mortgage Opportunities Fund

July 30, 2026

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.  The Acquiring Fund is a series of the Trust, which is a duly formed Delaware statutory trust with transferrable Shares, validly existing and in good standing under the laws of the State of Delaware.

2.  The Shares of the Acquiring Fund to be issued and delivered to the Target Fund pursuant to the terms of the Plan are duly authorized by the Acquiring Fund and upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Melanie H. Young
Melanie H. Young